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                                                                   EXHIBIT 10.43

                              PLATO LEARNING, INC.
                             BUSINESS ETHICS POLICY



PURPOSE

The purpose of this Business Ethics Policy is to emphasize and affirm PLATO Learning, Inc.'s commitment to comply with the applicable laws of each jurisdiction where it conducts business and its expectation that all employees will be guided by the basic principles of honesty and fairness in their dealings with customers, suppliers, government officials and regulatory authorities and to establish guidelines to assist employees in identifying situations involving possible conflict of interests.

POLICY

The Company's success depends, in part, on a high level of public confidence. To sustain this confidence, we must observe the highest standards of ethical and legal behavior. Although customers and standards of ethics may vary in different business environments, honesty and integrity characterize the Company's business activities worldwide. As employees of the Company, we are expected to be honest and alert to ethical and legal responsibilities and to act in good faith. Our actions must be based upon sound judgment. Employees will not be permitted to achieve results at the cost of violating laws or through unscrupulous dealings.

I.       ETHICAL AND LEGAL GUIDELINES

         A.       COMPLIANCE WITH LAWS

                  The Company is committed to complying with the applicable laws of the jurisdictions where it transacts business. In some instances, the laws may be ambiguous and difficult to interpret. Management has access to legal counsel and will seek advice as necessary in order to comply with this Policy. Employees are encouraged to consult with their supervisor in situations where the employee is uncertain of the propriety of a given transaction.

         B.       PROHIBITED PAYMENTS AND GIFTS

                  The U.S. Foreign Corrupt Practices Act ("FCPA"), as amended, criminalizes corrupt payments (e.g., bribes) to foreign officials that are made in order to obtain business. The penalties are significant. Corporations may be fined up to $2,000,000. Individual employees may be fined up to $250,000 and imprisoned for up to six (6) years. The






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                  Company competes on the basis of quality, service and price.
                  As a result, no payment or gift of any kind shall be made to any person on behalf of the Company to influence any act or decision of any government official, candidate for political office or political party for the purpose of inducing that person, candidate or party to use his, her, or its influence to affect any government act or decision that would assist the Company in obtaining, retaining or directing business. The FCPA applies everywhere in the world where we do business. A violation occurs when a payment is made or promised to be made to a foreign government official while knowing that the payment will be used to unlawfully obtain or maintain business or direct business to anyone else.

                  In addition to the provisions of this Policy, employees working with the U.S. government, state or local governments, or governments of those countries where we operate, have an additional obligation to know, understand and abide by the laws, regulations and ethical standards of those branches of governments that may be more strict than those that apply to our non-government customers and suppliers.

                  If a government agency, whether federal, state or local, has adopted a more stringent policy than the Company's regarding gifts and gratuities, employees and representatives must comply with that more stringent policy.

                  We will not give or encourage anyone else to give inducements of any kind to any government and non-government employee of the U.S. or any other government, or to any suppliers under government or non-government contracts or subcontracts, in order to gain any business advantage or contract.

         C.       FACILITATING GOVERNMENT PAYMENTS

                  Subject to prior review and approval by the President and Chief Executive Officer or his designee, employees may make small payments to government employees for the purpose of facilitating, securing or expediting the performance of a routine, non-discretionary, governmental action, provided that such payments may be made:

                  1. only in nominal amounts (no individual payment in excess of $250);
                  2.       upon the initiation of the government employee;
                  3. where the government employee will not otherwise perform the routine, non-discretionary action; and
                  4. where a normal and fully legitimate transaction might otherwise be impeded. The term "routine, non-discretionary, governmental action" includes, among other things, processing governmental papers (e.g., visas and shipping documents), providing mail or phone services,


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                           loading or unloading cargo, scheduling inspections or
                           obtaining permits, licenses or other official documents to qualify a subsidiary or affiliate to do business. All such payments shall be accurately recorded on the Company records and properly treated for tax purposes.

                  Under no circumstances may a payment be made to induce any action by a government employee that involves a decision to award or continue business with the Company.

                  No facilitating payment may be made to an employee of the United States, United Kingdom or Canadian Governments.

         D.       POLITICAL CONTRIBUTIONS

                  No funds or assets of the Company shall be used, directly or indirectly, for political contributions, even where permitted by applicable local law, without review and the prior written approval of the President and Chief Executive Officer of the Company or his designee. This prohibition applies only to the direct or indirect use of Company funds or assets and should not be construed to prohibit employees from making political contributions or engaging in political activities in their individual capacities, on their own time and at their own expense. Under no circumstances shall employees be reimbursed in any way for personal contributions.

         E.       GIVING OF BUSINESS GIFTS AND MEALS

                  Gifts in the form of cash or cash equivalents (e.g., checks, marketable securities, or gift certificates) may not be given regardless of the amount.

                  The giving of "courtesy" business gifts is permissible, for example:

                  1.       candy, beverages and fruit of nominal value;
                  2. flowers of nominal value given on traditional occasions; or
                  3.       souvenirs or advertising novelties of nominal value.

                  The Company's relationships with commercial customers may occasionally present circumstances where gifts or favors are exchanged as an accepted business practice or as a matter of courtesy, without inference of unethical conduct. Presentations of a ceremonial nature in keeping with national custom may be permitted as long as what is accepted is not in violation of any law, cannot be construed as a bribe or a payoff and would not embarrass the Company or ourselves if disclosed publicly. Gifts, when made, must be legal and in accordance with the generally accepted business practices of the governing jurisdictions. Review and prior




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                  approval of the President and Chief Executive Officer or his designee is necessary when any gift is to be given with a value in excess of $250.

                  Certain business courtesies, such as payment for a lunch or dinner in connection with a business meeting, are permissible so long as the cost of the lunch or dinner is reasonable in amount and in accordance with generally accepted local practice. It is important to note that many customers/public officials have strict rules around the acceptance of these and other gifts. Business meals involving public officials should never be on a scale that might compromise or give the impression of compromising the integrity of such officials or the Company.

                  In order to administer Company policy and facilitate compliance, no gift shall be paid for directly by sales representatives, sales managers or marketing employees and submitted for reimbursement on an expense report. All gifts are to be paid for by the Company through the normal accounts payable disbursement process.

                  Gifts should be accurately recorded on the Company records and properly treated to tax purposes.

         F.       ACCEPTANCE OF BUSINESS GIFTS

                  We will not be influenced by gifts or favors of any kind from our suppliers or potential suppliers. The Company expects each employee to exercise reasonable judgment and discretion in accepting any gratuity or gift offered to the employee in connection with employment at the Company.

                  Employees or members of his or her immediate family, should not seek or accept any gifts, entertainment, payments, fees, services, valuable privileges, vacations or pleasure trips (without a legitimate business purpose), loans or other favors from any person or entity that has, is likely to have, or is seeking to establish a business relationship (such as customers, competitors, or vendors) with the Company from which it might be inferred that such action was intended to influence or possibly influence the employee in the performance of his or her duties.

                  This does not apply to unsolicited promotional materials of a general advertising nature, such as imprinted pencils, memo pads and calendars as long as what is given is accepted without any express or implied understanding that the recipient is in any way obligated. Gifts of nominal value are permitted, provided they are given as a gesture of professional friendship, and do not involve a Company commitment having to do with the transaction of business. In most cases, such a gift should be donated to charity or, at a minimum, shared within the employee's department or working group.




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                  Where larger gifts are unavoidable because of local custom, they must be reported to the President and Chief Executive Officer or his designee.

                  Gifts in the form of cash or cash equivalents (e.g., checks or marketable securities) shall not be accepted regardless of the amount.

         G.       GOVERNMENT INVESTIGATIONS

                  The Company intends to fully cooperate with any appropriate governmental investigation. A condition of such cooperation, however, is that the Company be adequately represented in such investigations by its own legal counsel. Accordingly, any time an employee obtains knowledge which would reasonably lead one to believe that a government investigation or inquiry is underway, that information should be communicated immediately to the President and Chief Executive Officer or his designee. Routine dealings with the government, such as routine tax audits, are not covered by this Policy.

         H.       PROPER ACCOUNTING AND INTERNAL CONTROL

                  Compliance with generally accepted accounting principles is required at all times. The books of accounts must truly reflect the transactions they record. There shall be no concealment of information from the Company's finance staff or independent auditors. All assets and liabilities of the Company, in particular bank accounts in which Company cash is on deposit, shall be recorded in the accounting records of the Company.

II.      CONFLICT OF INTEREST GUIDELINES

         A.       GENERAL STATEMENT

                  Individual employees of the Company will not engage in, or tolerate in others, any activity or interest which is inconsistent with the best interests of the Company and ethical business conduct. This also means that each employee of the Company will do his or her best to avoid the mere appearance of conflict or wrongdoing.

                  It is impossible to cover every conflict of interest situation and, at times, it may not be easy to distinguish between proper and improper activity. The following, although not considered to be all-inclusive, is intended to serve as a guide to the types of situations or activities that might cause a conflict of interest and which signal the need to ask the advice of the employee's supervisor.





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         B.       FINANCIAL AND BUSINESS RELATIONSHIPS

                  Other than what is required as a matter of employment, no director, officer or employee, or the immediate family members, shall be directly or indirectly employed by, solicit and/or receive commission, payment or benefit from or have any material ownership interest in or any significant relationship with any organization with which the Company does business or provides business, including, for example, competitors, customers, suppliers, agents or consultants, unless disclosed and approved by the President and Chief Executive Officer or his designee.

                  An employee shall not knowingly, directly or indirectly, buy, sell, or lease property rights or interests from or to the Company or near locations of current or probable interest to the Company without prior full and appropriate disclosure to the President and Chief Executive Officer of the Company or his designee.

         C.       INSIDER TRADING

                  Because the Company is a reporting company under the Securities Exchange Act of 1934, the officers and directors of the Company have a number of important responsibilities under the federal securities laws. Further, the Company has a responsibility to take reasonable steps to ensure that the officers, directors and employees of the Company are not engaging in improper insider trading.

                  The Company's Section 16 and its Insider Trading Policies provide that no employee of the Company or member of his or her immediate family sharing the same household shall directly or indirectly purchase or sell any securities of the Company while he or she is in possession of material non-public information affecting the Company. Also, employees may not "tip" others about important information regarding the Company, and in general should keep Company information confidential. Failure to comply with the Policies could result in disciplinary action by the Company and severe criminal and civil penalties.

         D.       FAIR COMPETITION

                  The Company will comply with the antitrust laws in the jurisdictions where it transacts business. It is impractical to attempt to summarize all such laws because they are far-reaching and extremely complicated. However, each employee is charged with avoiding the violation of, or the appearance of having violated, these laws. In every transaction in which an employee is involved, he or she must give consideration to the possibility of antitrust implications. If in doubt, the employee should



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                  discuss the matter with his or her supervisor. An employee should not bear the burden and risk of possible civil or criminal antitrust violations.

                  In general, agreements and arrangements which eliminate or substantially lessen competition must be avoided, and agreements with a competitor are particularly suspect. For example, concerted activities with competitors which affect prices (or any component thereof), or which limit marketing areas, products offered, volume of production, sources of supply or customers or channels of distribution are extremely dangerous and usually illegal. There are other sensitive antitrust areas which should raise a "red flag" in the employee's mind. These include: exchanges of price information; exclusive dealing arrangements and conditioning the sale of one product on the purchase of another (tie-ins); reciprocal dealing; group boycotts; discrimination in prices, services or facilities; and other unfair methods of competition.

III.     RESPONSIBILITY FOR COMPLIANCE

         A.       EMPLOYEE COMPLIANCE

                  There is both a Company and an individual obligation to fulfill the intent of this Policy. It is not expected that every employee, manager or officer will be fully versed in the law affecting his or her responsibilities. However, it is expected that every employee will have a working knowledge of permissible activities and will seek guidance from his or her supervisor or higher level manager concerning any matter on which there is a question and upon discovery of events of a questionable, fraudulent or illegal nature.

         B.       MANAGEMENT COMPLIANCE

                  It is the responsibility of all managers to ensure their organization's familiarity and compliance with this Policy, including the prompt reporting of violations and conflicts.

         C.       COMPANY COMPLIANCE

                  The following steps shall be summarized by the President and Chief Executive Officer and reported annually to the Nominating and Corporate Governance Committee of the Board of Directors.

                      1. Annual Communications - Annual communication will be made to all the Company employees to maintain current familiarity with this Policy. The communication may be in the form of the Policy or in the form of a memo summarizing the Policy, and may be distributed directly to each employee or posted on Company



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                           bulletin boards, as management deems appropriate.
                           Internationally, each country or territory manager shall propose communication procedures to the President and Chief Executive Officer for his approval.

                      2. Annual Confirmation Letters - Each year, all officers and certain other employees designated by the President and Chief Executive Officer of the Company, shall be required to sign a statement (Exhibit A) that they have read, communicated, and complied with this Business Ethics Policy.

         D.       PENALTIES

                  In addition to penalties which may be imposed by the U.S. government, any violation of applicable laws, recognized ethical business standards, or this Policy will subject an employee to disciplinary action up to and including immediate termination. Disciplinary action will also apply to any manager who directs or approves violations or has knowledge of them and does not take appropriate actions in accordance with this Policy.

IV.      SUMMARY

         This Business Ethics Policy has been adopted to remind employees of their ethical and legal responsibilities and to provide guidance for complying with these responsibilities. If situations arise in which the proper course of action is not clear or whenever employees have a question regarding the propriety of a particular course of action or the interpretation of this Policy, employees should consult with their supervisor or a higher level manager for advice.








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